Exhibit 15


Board of Directors and Stockholders
Aon Corporation


We are aware of the incorporation by reference in the Registration Statements of Aon Corporation ("Aon") described in the following table of our report dated August 5, 1997 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation that are included in its Form 10-Q for the quarter ended June 30, 1997:

  Registration Statement
  ----------------------
    Form        Number                Purpose
    ----        ------                -------

     S-8       33-27984       Pertaining to Aon's savings plan
     S-8       33-42575       Pertaining to Aon's stock award plan and stock
                                   option plan
     S-8       33-59037       Pertaining to Aon's stock award plan and stock
                                   option plan
     S-3       33-57562       Registration  of Aon's 8% cumulative  perpetual
                                   preferred stock and 6 1/4% cumulative
                                   convertible exchangeable preferred stock
     S-4       333-21237      Offer to exchange Capital Securities of Aon
                                   Capital A

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                        ERNST & YOUNG LLP



Chicago, Illinois
August 5, 1997